                                     BY-LAWS
                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA
                                      INDEX

                                                                                      PAGE
ARTICLE ONE - OFFICES...................................................................1

ARTICLE TWO - SHAREHOLDERS' MEETINGS....................................................1
         2.1      Annual Meeting........................................................1
         2.2      Special Meetings......................................................2
         2.3      Place.................................................................2
         2.4      Notice................................................................2
         2.5      Quorum................................................................3
         2.6      Proxies: Required Vote................................................3
         2.7      Presiding Officer and Secretary.......................................4
         2.8      Shareholder List......................................................4
         2.9      Action in Lieu of Meeting.............................................4
ARTICLE THREE - DIRECTORS...............................................................5
         3.1      Management............................................................5
         3.2      Number of Directors; Quorum...........................................5
         3.3      Vacancies.............................................................5
         3.4      Election of Directors.................................................6
         3.5      Removal...............................................................6
         3.6      Resignation...........................................................6
         3.7      Compensation..........................................................7
         3.8      Honorary Directors....................................................7

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
ARTICLE FOUR - COMMITTEES...............................................................8
         4.1      Executive Committee...................................................8
         4.2      Other Committees.....................................................10
         4.3      Removal..............................................................11
ARTICLE FIVE - MEETINGS OF THE BOARD OF DIRECTORS......................................11
         5.1      Time and Place.......................................................11
         5.2      Regular Meetings.....................................................12
         5.3      Special Meetings.....................................................12
         5.4      Content and Waiver of Notice.........................................12
         5.5      Quorum...............................................................13
         5.6      Action in Lieu of Meeting............................................13
         5.7      Interested Directors and Officers....................................14
ARTICLE SIX - OFFICERS, AGENTS AND EMPLOYEES...........................................15
         6.1      General Provisions...................................................15
         6.2      Powers and Duties of the Chairman of the Board
                  and the President....................................................16
         6.3      Powers and Duties of Vice Presidents.................................17
         6.4      Powers and Duties of the Secretary...................................18
         6.5      Powers and Duties of the Treasurer...................................18
         6.6      Appointment, Powers and Duties of Assistant Secretaries..............19
         6.7      Appointment, Powers and Duties of
                  Assistant Treasurers.................................................19
         6.8      Delegation of Duties.................................................20

ARTICLE SEVEN - CAPITAL STOCK..........................................................20
         7.1      Certificates.........................................................20
         7.2      Shareholder List.....................................................22
         7.3      Transfer of Shares...................................................22
         7.4      Record Dates.........................................................23
         7.5      Registered Owner.....................................................23
         7.6      Transfer Agent and Registrars........................................24
         7.7      Lost Certificates....................................................24
         7.8      Fractional Shares or Scrip...........................................24
ARTICLE EIGHT - BOOKS AND RECORDS, SEAL, ANNUAL STATEMENTS.............................25
         8.1      Inspection of Books and Records......................................25
         8.2      Seal.................................................................27
         8.3      Annual Statements....................................................27
ARTICLE NINE - INDEMNIFICATION.........................................................28
ARTICLE TEN - NOTICES, WAIVERS OF NOTICE...............................................33
         10.1     Notices..............................................................33
         10.2     Waivers of Notice....................................................33
ARTICLE ELEVEN - EMERGENCY POWERS......................................................34
         11.1     By-laws..............................................................34
         11.2     Lines of Succession..................................................34
         11.3     Head Office..........................................................35
         11.4     Period of Effectiveness..............................................35

         11.5     Notices..............................................................35
         11.6     Officers as Directors Pro Tempore....................................35
         11.7     Liability of Officers, Directors and Agents..........................36

ARTICLE TWELVE - CHECKS, NOTES, DRAFTS, ETC............................................36

ARTICLE THIRTEEN - AMENDMENTS..........................................................36

                                     BY-LAWS
                                       OF
                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA

                                   ARTICLE ONE
                                     OFFICES

         The corporation shall at all times maintain a registered office in the State of Georgia and a registered agent at that address but may have other offices located within or outside the State of Georgia as the Board of Directors may determine.

                                  ARTICLE TWO
                             SHAREHOLDERS' MEETINGS

         2.1 Annual Meeting. A meeting of shareholders of the corporation shall be held annually, within six (6) months of the end of each fiscal year of the corporation. The annual meeting shall be held at such time and place and on such date as the Directors shall determine from time to time and as shall be specified in the notice of the meeting.

         2.2 Special Meetings. Special meetings of the shareholders may be called at any time by the President or any holder or holders of at least twenty-five percent of the outstanding capital stock of the corporation. Special meetings shall be held at such a time and place and on such date as shall be specified in the notice of the meeting.

         2.3 Place. Annual or special meetings of shareholders may be held within or without the State of Georgia.

         2.4 Notice. Notice of annual or special shareholders meetings stating place, day and hour of the meeting shall be given in writing not less than ten nor more than fifty days before the date of the meeting, either mailed to the last known address or personally given to each shareholder. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. The notice of any meeting at which amendments to or restatements of the articles of incorporation, merger or consolidation of the corporation, or the disposition of corporate assets requiring shareholder approval are to be considered shall state such purpose, and further comply with all requirements of law. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns a plan of merger or consolidation, in which event the waiver shall comply with the further requirements of law concerning such waivers. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof.

         2.5 Quorum. At all meetings of shareholders a majority of the outstanding shares of stock shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn from day to day, and shall announce the time and place to which the meeting is adjourned.

         2.6 Proxies: Required Vote. At every meeting of the shareholders, including meetings of shareholders for the election of Directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven months from its date, unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the articles of incorporation or by these by-laws.

         2.7 Presiding Officer and Secretary. At every meeting of shareholders, the Chairman of the Board or the President, or, if such officers shall not be present, the appointee of the meeting, shall preside. The Secretary or an Assistant Secretary, or if such officers shall not be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

         2.8 Shareholder List. The officer or agent having charge of the stock transfer books of the corporation shall produce for inspection of any shareholder at, and continuously during, every meeting of the shareholders, a complete alphabetical list of shareholders showing the address and share holdings of each shareholder. If the record of shareholders readily shows such information, it may be produced in lieu of such a list.

         2.9 Action in Lieu of Meeting. Any action to be taken at a meeting of the shareholders of the corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and any further requirements of law pertaining to such consents have been complied with.

                                  ARTICLE THREE
                                    DIRECTORS

         3.1 Management. Subject to these By-laws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the corporation.

         3.2 Number of Directors; Quorum. The Board of Directors shall consist of 21 members. A majority of said Directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Directors present at the meeting.

         3.3 Vacancies. The Directors may fill the place of any Director which may become vacant prior to the expiration of his term, such appointment by the Directors to continue until the expiration of the term of the Director whose place has become vacant.

Amended
Feb. 15,
1983

         3.4 Election of Directors. Directors shall be elected annually, at the annual meeting of shareholders or at a special meeting in lieu of the annual meeting of shareholders or by written consent of the holders of shares entitled to vote thereon in lieu of a meeting. The Directors shall serve for a term of one year and until their successors are elected. If the annual election of Directors is not held on the date designated therefor, the Directors shall cause such election to be held as soon thereafter as convenient. No Director shall stand for re-election to the Board of Directors at the Annual Meeting of Shareholders in the calendar year in which such Director shall reach the age of seventy-two (72) years; provided, however, that this limitation shall not apply to those individuals who are serving as members of the Board of Directors on January 19, 1983, and who have reached sixty (60) years of age on that date.

         3.5 Removal. Any Director may be removed from office, with or without cause upon the majority vote of the shareholders, at a meeting with respect to which notice of such purpose is given.

         3.6 Resignation. Any Director may resign at any time either orally at any meeting of the Board of Directors or by so advising the Chairman of the Board, or the President or by giving written notice to the corporation. A Director who resigns may postpone the effectiveness of his resignation to a future date or upon the occurrence of a future event specified in a written tender of resignation. If no time of effectiveness is specified therein, a resignation shall be effective upon tender. A vacancy shall be deemed to exist at the time a resignation is tendered, and the Board of Directors or the shareholders may, then or thereafter, elect a successor to take office when the resignation by its terms becomes effective.

         3.7 Compensation. Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and of any special or standing committees thereof as may be determined from time to time by resolution of the Board of Directors.

Amended
Feb. 15,
1983

         3.8 Honorary Directors. Any Director of the corporation who has reached mandatory retirement age or who, having reached age sixty (60) desires to retire from active service on the Board or who is incapacitated, shall be eligible for election as an Honorary Director. Honorary Directors shall be elected by the Board of Directors for a term of one (1) year and shall serve in an advisory capacity to the Board of Directors. Honorary Directors shall not have a vote, and shall not be considered for the purpose of determining the presence of a quorum. The compensation of Honorary Directors shall be fixed by the Board of Directors, but Honorary Directors shall not be required to attend Board Meetings or otherwise perform active service on behalf of the Bank.

                                  ARTICLE FOUR
                                   COMMITTEES

         4.1 Executive Committee. (a) The Board of Directors may by resolution adopted by a majority of the entire Board designate an Executive Committee of two or more Directors. Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next following his election and until his successor is elected and qualified, or until his death, resignation or removal, or until he shall cease to be a Director.

         (b) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the authority of the Board of Directors; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (i) amending the Articles of Incorporation or By-laws of the corporation; (ii) adopting a plan of merger or consolidation; (iii) the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation; or (iv) a voluntary dissolution of the corporation or a revocation of any such voluntary dissolution.

         (c) The Executive Committee shall meet from time to time on call of the Chairman of the Board or the President or on call of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedures, including a provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

         (d) The Executive Committee shall act by majority vote of its members; provided, that contracts or transactions of and by the corporation in which officers or Directors of the corporation are interested shall require the affirmative vote of a majority of the disinterested members of the Executive Committee, at a meeting of the Executive Committee at which the material facts as to the interest and as to the contract or transaction are disclosed or known to the members of the Executive Committee prior to the vote.

         (e) Members of the Executive Committee may participate in committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

         (f) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more Directors as alternate members of the Executive Committee who may act in the place and stead of any absent member or members at any meeting of said committee.

         4.2 Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of two or more of the Directors of the corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors. Such committees shall provide for their own rules of procedure, subject to the same restrictions thereon as provided above for the Executive Committee.

         4.3 Removal. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

                                  ARTICLE FIVE
                       MEETINGS OF THE BOARD OF DIRECTORS

         5.1 Time and Place. Meetings of the Board of Directors may be held at any place either within or without the State of Georgia. Each newly elected Board of Directors shall meet immediately following the close of the annual meeting of shareholders and at the place thereof, or such newly elected Board of Directors may hold such meeting at such place and time as shall be fixed by the consent in writing of all the Directors. In any such case no notice of such meeting to the newly elected Directors shall be necessary in order legally to constitute the meeting. If the Board of Directors is elected by written consent without a meeting, then the newly elected Board shall meet as soon as is reasonably practicable after such consent is duly filed with the corporation, at the call of the Chairman of the Board or the President or at the call of at least one-third of the Directors then in office at such time and place as shall be specified by written notice thereof given to each Director either by personal delivery or by mail, telegram, or cablegram at least two days before the meeting.

         5.2 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Georgia, as shall be determined by the Board of Directors from time to time.

         5.3 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on not less than two days' written notice by mail, telegram, cablegram or personal delivery to each Director and shall be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice on the written request of any two or more Directors. Any such special meeting shall be held at such time and place, within or without the State of Georgia, as shall be stated in the notice of meeting.

         5.4 Content and Waiver of Notice. No notice of any meeting of the Board of Directors need state the purposes thereof. Notice of any meeting may be waived by an instrument in writing executed before or after the meeting. Attendance in person at any such meeting shall constitute a waiver of notice thereof.

         5.5 Quorum. At all meetings of the Board of Directors, the presence of one-third of the authorized number of Directors, but not less than two Directors, shall be necessary and sufficient to constitute a quorum for the transaction of business. Directors may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute the presence in person at such meeting. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or these By-laws. In the absence of a quorum a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

         5.6 Action in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors and any further requirements of law pertaining to such consents have been complied with.

         5.7 Interested Directors and Officers. An interested Director or officer is one who is a party to a contract or transaction with the corporation or who is an officer or Director of, or has a financial interest in, another corporation, partnership or association which is a party to a contract or transaction with the corporation. Contracts and transactions between the corporation and one or more interested Directors or officers shall not be void or voidable solely because of the involvement or vote of such interested persons as long as (a) the contract or transaction is approved in good faith by the Board of Directors or appropriate committee by the affirmative votes of a majority of disinterested Directors, even if the disinterested Directors be less than a quorum, at a meeting of the Board or committee at which the material facts as to the interested person or persons and the contract or transaction are disclosed or known to the Board or committee prior to the vote; or (b) the contract or transaction is approved in good faith by the shareholders after the material facts as to the interested person or persons and the contract or transaction have been disclosed to them; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board, committee or shareholders. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or committee which authorizes the contract or transaction.

                                  ARTICLE SIX
                         OFFICERS, AGENTS AND EMPLOYEES

         6.1 General Provisions. The officers of the corporation shall be a President, a Secretary and a Treasurer, and may include a Chairman of the Board one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The officers shall be elected by the Board of Directors at the first meeting of the Board of Directors after the annual meeting of the shareholders in each year or shall be appointed as provided in these By-laws. The Board of Directors may elect other officers, agents and employees, who shall have such authority and perform such duties as may be prescribed by the Board of Directors. All officers shall hold office until the meeting of the Board of Directors following the next annual meeting of the shareholders after their election or appointment and until their successors shall have been elected or appointed and shall have qualified. Any two or more offices may be held by the same person, except the offices of President and Secretary. Any officer, agent or employee of the corporation may be removed by the Board of Directors with or without cause.

Removal without cause shall be without prejudice to such person's contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the corporation shall not of itself create contract rights. The compensation of officers, agents and employees elected by the Board of Directors shall be fixed by the Board of Directors, but this power may be delegated to any officer, agent or employee as to persons under his direction or control. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.


         6.2 Powers and Duties of the Chairman of the Board and the President. The powers and duties of the Chairman of the Board and the President, subject to the supervision and control of the Board of Directors, shall be those usually appertaining to their respective offices and whatever other powers and duties are prescribed by these By-laws or by the Board of Directors.

         (a) The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the shareholders.

         (b) The President shall, unless otherwise provided by the Board of Directors, be the chief executive officer of the corporation. He shall have general charge of the business and affairs of the corporation and shall keep the Board of Directors fully advised. He shall employ and discharge employees and agents of the corporation, except such as shall be elected by the Board of Directors, and he may delegate these powers. He shall have such powers and perform such duties as generally pertain to the office of the President, as well as such further powers and duties as may be prescribed by the Board of Directors. The President may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the corporation, may execute any shareholders' or other consents in respect thereof and may in his discretion delegate such powers by executing proxies, or otherwise, on behalf of the corporation. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

         6.3 Powers and Duties of Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may prescribe and shall perform such other duties as may be prescribed by these By-laws. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all duties and may exercise any of the powers of the President. The performance of any such duty by a Vice President shall be conclusive evidence of his power to act.

         6.4 Powers and Duties of the Secretary. The Secretary shall have charge of the minutes of all proceedings of the shareholders and of the Board of Directors and shall keep the minutes of all their meetings at which he is present. Except as otherwise provided by these by-laws he shall attend to the giving of all notices to shareholders and Directors. He shall have charge of the seal of the corporation, shall attend to its use on all documents the execution of which on behalf of the corporation under its seal is duly authorized and shall attest the same by his signature whenever required. He shall have charge of the record of shareholders of the corporation, of all written requests by shareholders that notices be mailed to them at an address other than their addresses on the record of shareholders, and of such other books and papers as the Board of Directors may direct. Subject to the control of the Board of Directors, he shall have all such powers and duties as generally are incident to the position of Secretary or as may be assigned to him by the President or the Board.

         6.5 Powers and Duties of the Treasurer. The Treasurer shall have charge of all funds and securities of the corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the corporation in such banks or depositories as the Board of Directors may authorize. He may endorse all commercial documents requiring endorsements for or on behalf of the corporation and may sign all receipts and all commercial documents requiring endorsements for or on behalf of the corporation and may sign all receipts and vouchers for payments made to the corporation. He shall have all such powers and duties as generally are incident to the position of Treasurer or as may be assigned to him by the President or by the Board of Directors.

         6.6 Appointment, Powers and Duties of Assistant Secretaries. Assistant Secretaries may be appointed by the President or elected by the Board of Directors. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall be conclusive evidence of his power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him.

         6.7 Appointment, Powers and Duties of Assistant Treasurers. Assistant Treasurers may be appointed by the President or elected by the Board of Directors. In the absence or inability of the Treasurer to act, an Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall be conclusive evidence of his power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him.

         6.8 Delegation of Duties. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors (or in the case of Assistant Secretaries or Assistant Treasurers only, the President) may confer for the time being the powers and duties, or any of them, of such officer upon any other officer (provided that the powers and duties of the President may not be conferred upon the Secretary, and vice versa), or elect or appoint any new officer to fill a vacancy created by death, resignation, retirement or termination of any officer. In such latter event such new officer shall serve until the next annual election of officers.

                                 ARTICLE SEVEN
                                  CAPITAL STOCK

         7.1 Certificates. (a) The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the corporation as they are issued. Each certificate representing shares shall set forth upon the face thereof the following:

             (i)   the name of this corporation;

             (ii) that the corporation is organized under the laws of the State of Georgia;

             (iii) the name or names of the person or persons to whom the certificate is issued;

             (iv) the number and class of shares, and the designation of the series, if any, which the certificate represents;

             (v) the par value of each share represented by such certificate, or a statement that the shares are without par value; and

             (vi) if any shares represented by the certificate are nonvoting shares, a statement or notation to that effect; and, if the shares represented by the certificate are subordinate to shares of any other class or series with respect to dividends or amounts payable on liquidation, the certificate shall further set forth on either the face or back thereof a clear and concise statement to that effect.

         (b) Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation, the signature of any such officer of the corporation may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

         7.2 Shareholder List. The corporation shall keep or cause to be kept a record of the shareholders of the corporation which readily shows, in alphabetical order or by alphabetical index, and by classes or series of stock, if any, the names of the shareholders entitled to vote, with the address of and the number of shares held by each. Said record shall be presented and kept open at all meetings of the shareholders.

         7.3 Transfer of Shares. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate, or by power of attorney lawfully constituted in writing, and upon surrender of the certificate, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.7 of these By-laws.

         7.4 Record Dates. (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

             (b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         7.5 Registered Owner. The corporation shall be entitled to treat the holder of record of any share of stock of the corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         7.6 Transfer Agent and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

         7.7 Lost Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and, if the Directors so require, shall give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the certificate alleged to have been lost, stolen or destroyed.

         7.8 Fractional Shares or Scrip. The corporation may, when and if authorized so to do by its Board of Directors, issue certificates for fractional shares or scrip in order to effect share transfers, share distributions or reclassifications, mergers, consolidations or reorganizations. Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in any of the assets of the corporation in the event of liquidation. Holders of scrip shall not, unless expressly authorized by the Board of Directors, be entitled to exercise any rights of a shareholder of the corporation, including voting rights, dividend rights or the right to participate in any assets of the corporation in the event of liquidation. In lieu of issuing fractional shares or scrip, the corporation may pay in cash the fair value of fractional interests as determined by the Board of Directors; and the Board of Directors may adopt resolutions regarding rights with respect to fractional shares or scrip as it may deem appropriate, including without limitation the right for persons entitled to receive fractional shares to sell such fractional shares or purchase such additional fractional shares as may be needed to acquire one full share, or sell such fractional shares or scrip for the account of such persons.

                                 ARTICLE EIGHT

                   BOOKS AND RECORDS, SEAL, ANNUAL STATEMENTS

         8.1 Inspection of Books and Records. (a) Any person who shall have been a shareholder of record for at least six months immediately preceding his demand or who shall be the holder of record of, or authorized in writing by the holders of record of, at least five (5%) percent of the outstanding shares of any class or series of the corporation, upon written demand stating the purpose thereof, shall have the right to examine in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account, minutes and record of shareholders and to make extracts therefrom.

             (b) Any inspection authorized above may be denied to a shareholder or other person upon his refusal to furnish an affidavit that such inspection is not desired for a purpose which is in the interest of a business or object other than the business of the corporation, that he has not within the five years preceding the date of the affidavit sold or offered for sale, and does not now intend to sell or offer for sale, any list of shareholders of the corporation or any other corporation and that he has not within said five year period aided or abetted any other person to procure any list of shareholders for that purpose.

             (c) If the Secretary or a majority of the Board of Directors or members of the Executive Committee of the corporation find that the request is proper, the Secretary shall notify the shareholder within thirty days after receipt of said request of the time, which shall not be more than thirty days after such notification, and place at which the inspection may be conducted.

             (d) If said request is found by the Secretary, the Board of Directors or the Executive Committee to be improper, the Secretary shall so notify the requesting shareholder within thirty days after receipt of the request. The Secretary shall specify in said notice the basis for the rejection of the shareholder's request.

             (e) The Secretary, the Board of Directors and the Executive Committee shall at all times be entitled to rely on the corporate records in making any determination hereunder.

         8.2 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the corporation.

         8.3 Annual Statements. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the corporation shall prepare:

             (a) A balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and

             (b) A profit and loss statement showing the results of its operations during its fiscal year. Upon written request, the corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

                                  ARTICLE NINE
                                 INDEMNIFICATION

         9.1 Under the circumstances prescribed in Sections 9.3 and 9.4, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that
(a) the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, (b) that the person had reasonable cause to believe that his conduct was unlawful.

         9.2 Under the circumstances prescribed in Sections 9.3 and 9.4, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         9.3 To the extent that a Director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 9.1 and 9.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         9.4 Except as provided in Section 9.3 and except as may be ordered by a court, any indemnification under Sections 9.1 and 9.2 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 9.1 and 9.2. Such a determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by the firm of independent legal counsel then employed by the corporation, in a written opinion, or (c) by the affirmative vote of a majority of the shares entitled to vote thereon.

         9.5 Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article Nine.

         9.6 The indemnification provided by this Article Nine shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification may be entitled under any by-law or resolution approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such by-law or resolution would be placed before the shareholders, both as to action by a

Director, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         9.7 The corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article Nine.

         9.8 If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, send by first class mail to its shareholders of record at the time entitled to vote for the election of Directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

                                  ARTICLE TEN
                           NOTICES, WAIVERS OF NOTICE

         10.1 Notices. Except as otherwise specifically provided in these By-laws, whenever under the provisions of these By-laws notice is required to be given to any shareholder, Director or officer, it shall not be construed to mean personal notice, but such notice may be given by personal notice, by telegram or cablegram, or by mail by depositing the same in the post office or letter box in a postage prepaid, sealed wrapper, addressed to such shareholder, officer or Director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

         10.2 Waivers of Notice. Except as otherwise provided in these By-laws, when any notice is required to be given by law, by the Articles of Incorporation or by these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a shareholder, such waiver of notice may be signed by the shareholder's attorney or proxy duly appointed in writing.

                                 ARTICLE ELEVEN
                                EMERGENCY POWERS

         11.1 By-laws. The Board of Directors may adopt emergency by-laws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any provision of law, the Articles of Incorporation or these By-laws, be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board of Directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. The emergency by-laws may make any provision that may be practical and necessary for the circumstances of the emergency.

         11.2 Lines of Succession. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

         11.3 Head Office. The Board of Directors, either before or during any such emergency, may (effective during the emergency) change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

         11.4 Period of Effectiveness. To the extent not inconsistent with any emergency by-laws so adopted, these By-laws shall remain in effect during any such emergency and upon its termination the emergency by-laws shall cease to be operative.

         11.5 Notices. Unless otherwise provided in emergency by-laws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the Directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including publication, radio or television.

         11.6 Officers as Directors Pro Tempore. To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the corporation who are present shall, unless otherwise provided in emergency by-laws, be deemed, in order of rank and within the same rank in order of seniority, Directors for such meeting.

         11.7 Liability of Officers, Directors and Agents. No officer, Director, agent or employee acting in accordance with any emergency by-law shall be liable except for willful misconduct. No officer, Director, agent or employee shall be liable for any action taken by him in good faith in such an emergency in furtherance of the ordinary business affairs of the corporation even though not authorized by the by-laws then in effect.

                                 ARTICLE TWELVE
                           CHECKS, NOTES, DRAFTS, ETC.

         Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

                                ARTICLE THIRTEEN
                                   AMENDMENTS

         The By-laws of the corporation may be altered or amended and new By-laws may be adopted by the shareholders at any annual or special meeting of the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the By-laws shall be given in the notice of meeting. The shareholders may provide by resolution that any by-law provision repealed, amended, adopted, or altered by them may not be repealed, amended, adopted or altered by the Board of Directors. Action by the shareholders with respect to By-laws shall be taken by an affirmative vote of a majority of all shares entitled to elect Directors, and action by the Board of Directors with respect to by-laws shall be taken by an affirmative vote of a majority of all Directors then holding office.



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